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                                                                     Exhibit l.3

BELL, BOYD & LLOYD LLC
                                                      Three First National Plaza
                                              70 West Madison Street, Suite 3300
                                                    Chicago, Illinois 60606-4207
                                                   312.372-1121 Fax 312.372-2098

                                                          Offices in Chicago and
                                                                 Washington D.C.

                                     March 26, 2002

         As counsel for Nuveen Ohio Dividend Advantage Municipal Fund 3 (the "Registrant"), we consent to the incorporation by reference of our opinion, filed with Pre-effective Amendment No. 1 to the Registrant's Registration Statement on Form N-2 (File No. 333-77030 and 811-10637) on February 20, 2002.

         In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                     Very truly yours,

                                     /s/ Bell, Boyd & Lloyd LLC